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                                                                       EXHIBIT 5

                              EMERSON ELECTRIC CO.
                    8000 West Florissant Avenue, Station 2431
                            St. Louis, Missouri 63136



                                January 30, 2004

Emerson Electric Co.
8000 West Florissant Avenue, Station 2431
St. Louis, Missouri 63136

Dear Sirs:

I am Assistant General Counsel and Assistant Secretary of Emerson Electric Co. (the "Corporation"), and in such capacity I am familiar with the preparation of Amendment No. 1 to the registration statement on Form S-3, Registration No. 333-110546 (as further amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), on the date hereof. The Registration Statement relates to the offering by the Corporation of:

         o    Convertible Debt Securities;

         o    Non-Convertible Debt Securities;

         o    Medium Term Notes;

         o    Preferred Stock, par value $2.50 per share;

         o    Common Stock, par value $0.50 per share;

         o    Warrants;

         o    Share Purchase Contracts; or

         o    Share Purchase Units (collectively, the "Securities").


The Securities, as set forth in the Registration Statement, form of prospectus with respect to the Securities contained therein ( the "Prospectus") and one or more supplements to such Prospectus (each, a "Prospectus Supplement"), will be registered for issuance from time to time pursuant to Rule 415 of the Act. If so indicated in a Prospectus Supplement, the Convertible Debt Securities and Preferred Stock may be convertible or exchangeable into Non-Convertible Debt Securities, Common Stock or Preferred Stock of the Corporation.

The Registration Statement also constitutes, pursuant to Rule 429 under the Act, Post-Effective Amendment No. 3 to Registration Statement No. 333-52658, which previously registered Debt Securities.


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I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purpose of the opinions expressed herein.

Based upon the foregoing and subject to the assumptions, qualifications and limitations below, I am of the opinion that:

         1. The debt securities being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Corporation of such lawful consideration therefor as the Corporation's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Corporation.

         2. The shares of Common Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Corporation of such lawful consideration therefor having a value not less than the par value thereof as the Corporation's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

         3. The shares of the Preferred Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Corporation of such lawful consideration therefor having a value not less than the par value thereof as the Corporation's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

         4. Any Warrants offered and sold as contemplated in the Registration Statement, when issued and sold in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Warrants, will be duly and validly authorized and will constitute valid and binding obligations of the Corporation.

         5. The Stock Purchase Contracts being registered pursuant to the Registration Statement, when issued and sold in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Stock Purchase Contracts as contemplated by the Registration Statement, and upon receipt by the Corporation of such lawful consideration therefor as the Corporation's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Corporation.

         6. The Stock Purchase Units being registered pursuant to the Registration Statement, when issued and sold in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Stock Purchase Units as contemplated by the Registration Statement and upon receipt by the Corporation of such lawful consideration therefor as the Corporation's Board of Directors (or a duly


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authorized committee thereof) may determine, will constitute valid and binding obligations of the Corporation.

In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission;
(iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Corporation's Board of Directors, the Corporation's Articles of Incorporation and applicable law; (iv) any Securities, including Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Corporation, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Corporation to issue, offer and sell the Securities will have been adopted by the Corporation's Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Corporation; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

At the time of any sale of Securities, (i) I will review the operative documents (including the applicable Prospectus Supplement) pursuant to which such Securities are offered and issued, (ii) the Corporation will file an unqualified opinion of counsel with respect to such Securities, and (iii) the Corporation will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as I may consider necessary or appropriate by reason of the terms of such Securities or any changes in the Corporation's capital structure or other pertinent circumstances.

I hereby consent to the use of the foregoing opinion as Exhibit 5 of the Registration Statement filed with the Commission under the Act with respect to the Securities and to the use of my name in such Registration Statement and Prospectus and any Prospectus Supplement related thereto under the heading "Legal Matters." In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Harley M. Smith

Harley M. Smith


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